EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and related notes present the historical consolidated financial statements of Unrivaled Brands, Inc., formerly Terra Tech Corp. (the “Company”), and Peoples First Choice, LLC (“People’s First Choice”) as if completion of the acquisition had occurred on the dates specified below.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the acquisition.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 is based on the individual unaudited historical consolidated balance sheets of the Company and People’s First Choice as if the transaction had occurred on September 30, 2021.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combines the historical individual results of operations for the Company and People’s First Choice for the year ended December 31, 2020 and has been prepared to reflect the transaction as if it occurred on January 1, 2020.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 combines the historical unaudited results of operations for the Company and Peoples First Choice for the nine months ended September 30, 2021 and has been prepared to reflect the transaction as if it occurred on January 1, 2021.

Other than as disclosed in the notes thereto, the unaudited pro forma condensed combined financial statements do not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial statements.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to reflect the acquisition and do not represent what our results of operations or financial position would actually have been had the transactions occurred on the dates noted above or project our results of operations or financial position for any future periods. The unaudited pro forma condensed combined financial statements are intended to provide information about the continuing impact of the acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

The acquisition will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of, and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2020 using currently available information. Since the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may materially differ from the pro forma amounts included herein. The Company expects to finalize its allocation of the purchase consideration as soon as practicable but is not required to finalize for one year from the closing date of the transaction.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s consolidated financial statements and related notes. The Company’s financial statements and notes are included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2021.

1

UNRIVALED BRANDS (FORMERLY TERRA TECH CORP.) AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in thousands of dollars)

	Unrivaled Brands (formerly Terra Tech Corp.) (as reported)	People's First Choice	Pro Forma Adjustments	Pro Forma Combined

ASSETS

Current assets:
Cash	$13,560	$1,678	$-	$15,238
Accounts receivable, net	8,433	3,790	(3,790)	8,433
Short term investments	-	-	-	-
Inventory	15,270	595	-	15,865
Prepaid expenses and other current assets	3,212	48	-	3,260
Notes Receivable	750	-	-	750
Current assets of discontinued operations	-	-	-	-

Total current assets	41,225	6,111	(3,790)	43,546
				-
Property, equipment and leasehold improvements, net	40,246	602	-	40,848
Intangible assets, net	62,975	-	72,777	135,752
Goodwill	23,575	-	-	23,575
Other assets	14,860	194	-	15,054
Other investments	437	-	-	437
Assets of discontinued operations	109	-	-	109

TOTAL ASSETS	$183,427	$6,907	$68,987	$259,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$17,064	$6,802	$562	$24,428
Deferred gain on sale of assets	139	-	-	139
Short-term debt	8,648	-	-	8,648
Current liabilities of discontinued operations	8,632	-	-	8,632

Total current liabilities	34,483	6,802	562	41,847

Long-term liabilities:
Long-term debt, net of discounts	8,548	5,134	(137)	13,545
Long-term lease liabilities	6,912	-	1,153	8,065

Total liabilities	49,943	11,936	1,578	63,457

Total Company's stockholders' equity	129,625	(5,029)	8,660	133,256
Non-controlling interest	3,859	-	58,749	62,608

Total stockholders’ equity	133,484	(5,029)	67,409	195,864

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$183,427	$6,907	$68,987	$259,321

2

UNRIVALED BRANDS (FORMERLY TERRA TECH CORP.) AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share data)

	Unrivaled Brands (formerly Terra Tech Corp.) (as reported)	People's First Choice	Pro Forma Adjustments	Pro Forma Combined

Total revenues	$14,287	$28,699	$-	$42,986
Cost of goods sold	10,687	17,310	-	27,997

Gross profit	3,600	11,389	-	14,989

Selling, general and administrative expenses	24,602	4,438	-	29,040
Impairment of assets	19,910	-	-	19,910
(Gain) / Loss on sale of assets	(35)	-	-	(35)

Loss from operations	(40,877)	6,951	-	(33,926)

Other income / (expense)
Interest expense, net	(2,932)	-	-	(2,932)
Unrealized gain/(loss) on investments	29,045	-	-	29,045
Bargain purchase on purchase of business		-		-
Other expense		-		-
Other income / (loss)	964	77	-	1,041

Total other income / (expense)	27,077	77	-	27,154

Provision for Income Taxes	-	2,409	-	2,409

Income / (loss) from continuing operations	(13,800)	4,619	-	(9,181)
Income / (loss) from discontinued operations, net of tax	(17,071)	-	-	(17,071)

NET INCOME / (LOSS)	$(30,871)	$4,619	$-	$(26,252)

Less: Income / (Loss) attributable to non-controlling interest from continuing operations	(754)	-	-	(754)

NET LOSS ATTRIBUTABLE TO UNRIVALED BRANDS, INC	$(30,117)	$4,619	$-	(25,498)

Income / ( Loss) from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.07)			$(0.05)
Income / ( Loss) from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.16)			$(0.13)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	191,978,187			192,626,566

3

UNRIVALED BRANDS (FORMERLY TERRA TECH CORP.) AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands, except share data)

	Unrivaled Brands (formerly Terra Tech Corp.) (as reported)	People's First Choice	Pro Forma Adjustments	Pro Forma Combined

Total revenues	$34,809	$24,920	$(2,634)	$57,095
Cost of goods sold	27,750	15,192	(1,913)	41,029

Gross profit	7,059	9,728	(721)	16,066

Selling, general and administrative expenses	33,841	6,939	(1,275)	39,505
Loss (gain) on sale of assets	6	-	-	6

Loss from operations	(26,788)	2,789	554	(23,445)

Other income / (expense)
Interest expense, net	(1,344)	(252)	42	(1,554)
Gain/(loss) on Extinguishment of Debt	(5,976)	-	-	(5,976)
Gain/(loss) on investments	5,337	-	-	5,337
Other income / (loss)	367	45	-	412

Total other income / (expense)	(1,616)	(207)	42	(1,781)

Provision for Income Taxes	-	1,714	-	1,714

Income / (loss) from continuing operations	(28,404)	868	596	(26,940)
Income / (loss) from discontinued operations, net of tax	6,270	-	-	6,270

NET INCOME / (LOSS)	$(22,134)	$868	$596	$(20,670)

Less: Income / (Loss) attributable to non-controlling interest from continuing operations	(604)	-	-	(604)

NET LOSS ATTRIBUTABLE TO UNRIVALED BRANDS, INC.	$(21,530)	868	596	(20,066)

Income / ( Loss) from continuing operations per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.09)			$(0.08)
Net Loss per common share attributable to Unrivaled Brands, Inc. common stockholders – basic and diluted	$(0.07)			$(0.06)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	317,491,979			317,491,979

4

Note 1 – Unaudited Pro Forma Condensed Combined Balance Sheet

Consideration for the acquisition of People’s First Choice consisted of approximately $24 million in cash, $36 million in unsecured promissory notes, and $16 million in shares of the Company’s common stock, based on a per share price of $0.40.  The aggregate consideration is $76 million.

The following adjustments have been made to the accompanying unaudited pro forma combined balance sheet as of September 30, 2021 to reflect the acquisition adjustments related to the transaction:

(a) The preliminary estimated fair value of intangible assets reflects the preliminary purchase price allocation.

5